                                                                   EXHIBIT 23.4



                          [PERKINS COIE LLP Letterhead]


                                  June 30, 1998


CareWise, Inc.                              PhyCor, Inc.
Suite 2600                                  Suite 400
701 Fifth Avenue                            30 Burton Hills Boulevard
Seattle, WA  98104-7015                     Nashville, TN  37219
ATTN: John E. Gebhart III, President and    ATTN: Joseph C. Hutts, President and
      Chief Executive Officer                     Chief Executive Officer


         RE:  TAX OPINION REGARDING MERGER OF PHYCOR/HEALTH
              MERGER CORP. INTO CAREWISE, INC.


Ladies and Gentlemen:

     We hereby consent to the reference to our firm under the captions
"SUMMARY - Material Federal Income Tax Consequences," "THE MERGER - Material Federal Income Tax Consequences," and "LEGAL MATTERS," and to the use of our opinion letter dated March 11, 1998, in the Registration Statement filed by PhyCor, Inc. on Form S-4 pursuant to Rule 462(b) under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                            Very truly yours,



                                            PERKINS COIE LLP